Exh (d)(6)
              SCUDDER ADVISOR FUNDS (formerly BT Investment Funds)

              [Form of] AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


THIS AMENDMENT is made as of the 17 day of December, 2004 by and between Deutsche Asset Management, Inc. a Delaware corporation (the "Investment Advisor") and Scudder Advisor Funds (the "Trust"), a Massachusetts business trust, on behalf of Scudder Mid Cap Growth Fund, to the Investment Advisory Agreement dated 30th day of July, 2002 by and between the Investment Advisor and the Trust ("Investment Advisory Agreement" or the "Agreement").

WHEREAS, the parties hereto desire to amend the compensation under this Agreement. The following supercedes Exhibit A of the Investment Advisory Agreement in its entirety and to read as follows:

                    AMENDMENT MADE AS OF DECEMBER 17, 2004 TO

                                    EXHIBIT A

                        TO INVESTMENT ADVISORY AGREEMENT

       MADE AS OF JULY 30, 2002 BETWEEN SCUDDER ADVISOR FUNDS AND DEUTSCHE
                             ASSET MANAGEMENT, INC.

--------------------------------- ----------------------------------------------
              Fund                                Investment Advisory Fee
--------------------------------- ----------------------------------------------
         Mid Cap Growth           0.65% on the first $500,000,000

                                  0.60% on the next $1,000,000,000

                                  0.55% on the next $10,000,000,000

                                  0.51%  on amount exceeding $11.5 billion


--------------------------------- ----------------------------------------------
        Small Cap Growth                                   0.65%
--------------------------------- ----------------------------------------------
 Tax Free Money Fund Investment                            0.15%
--------------------------------- ----------------------------------------------
NY Tax Free Money Fund Investment                          0.15%
--------------------------------- ----------------------------------------------






         This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                       Exh(d)(6)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first above written.



Deutsche Asset Management, Inc.             Scudder Advisor Funds (the "Trust"), on
("Investment Advisor")                      behalf of Scudder Mid Cap Growth Fund


--------------------------------------      --------------------------------------
By:      John Kim                           By:      Bruce Rosenblum
Title:   Assistant Secretary                Title:   Vice President/Assistant Secretary


Acknowledged and Confirmed.
Scudder Advisor Funds, on behalf of Scudder Mid Cap Growth Fund

By:    ___________________________
Name:  John Millette
Title:  Secretary